UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.     )

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BOSTON THERAPEUTICS, INC.

(Name of Registrant as Specified in its Charter)

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BOSTON THERAPEUTICS, INC.

5900 Hollis Street

Emeryville, CA 95608

NOTICE OF ACTIONS TO BE TAKEN WITHOUT A MEETING

To our Stockholders:

The purpose of this Information Statement is to notify our stockholders that (a) on January 25, 2021, the Board of Directors (the “Board”) of Boston Therapeutics, Inc., a Delaware corporation (the “Company” “we,” “us” or “our”), and (b) on January 27, 2021, the holders of at least a majority of our common stock, par value $0.001 per share (the “common stock”) (the “Majority Stockholders”), each adopted resolutions by written consent, (i) to approve an amendment to our certificate of incorporation (as amended, the “Certificate of Incorporation”) to effect a reverse stock split (the “Reverse Split”) of our common stock at a ratio of 1-for-173 and (ii) adopt the Company’s 2021 Omnibus Equity Incentive Plan (collectively, the “Actions”). The Reverse Split will be effected by filing a Certificate of Amendment to the Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware.

The enclosed Information Statement is being furnished to holders of shares of our common stock as of the close of business on January 25, 2021 (the “Record Date”).

The enclosed Information Statement is being furnished to you to inform you that the Actions have been approved by the stockholders holding a majority of voting power with respect to the Actions and the approval of the Actions will become effective 20 days after the mailing of this information statement when we file the Amendment with the Secretary of State of the State of Delaware. For the avoidance of doubt, the Amendment will not be filed with the Secretary of State of the State of Delaware on a date that is earlier than 20 days after this Information Statement is first mailed to our stockholders. This Information Statement also constitutes notice under Section 228 of the Delaware General Corporation Law that the Actions was approved by the written consent of the Majority Stockholders. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. You are urged to read the Information Statement in its entirety for a description of the Actions taken by the majority stockholders.

The enclosed Information Statement will be mailed on or about October 25, 2021 to stockholders of record on the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO VOTE OR OTHER ACTIONS OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

By Order of the Board of Directors,

/s/ David Ludvigson
David Ludvigson Chief Executive Officer October 20, 2021

BOSTON THERAPEUTICS, INC.

5900 Hollis Street

Emeryville, CA 95608

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement is to notify our stockholders that (a) on January 25, 2021, the Board of Directors (the “Board”) of Boston Therapeutics, Inc., a Delaware corporation (the “Company” “we,” “us” or “our”) and (b) on January 27, 2021, the holders of at least a majority of our common stock, par value $0.001 per share (the “Common Stock”), each adopted resolutions by written consent, which approve an amendment to our restated certificate of incorporation (as amended, the “Certificate of Incorporation”) to effect a reverse stock split (the “Reverse Split”) of our common stock at a ratio of 1-for-173 (the “Actions”). The Reverse Split will be effected by filing a Certificate of Amendment to the Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware.

The enclosed Information Statement is being furnished to holders of shares of our common stock as of the close of business on January 25, 2021, the record date set in connection with this Information Statement (the “Record Date”), pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”) and our Bylaws (the “Bylaws”).

Vote Required

Under Delaware law, our Certificate of Incorporation and Bylaws, approval of stockholders holding shares representing no less than the majority of voting power with respect to the Actions (inclusive of holders of outstanding shares of common stock entitled to vote) is entitled to approve the Actions.

As of the Record Date, there were 765,226,373 shares of common stock outstanding. On January 27, 2021, CJY Holding Limited, the holder of 656,425,470 shares of common stock, or 85.8% of our outstanding shares of common stock (the “Majority Stockholders”) executed the written consent of the Majority Stockholders approving the Actions pursuant to the Amendment.

Effective Date of Actions by Written Consent of Majority Stockholders

Pursuant to Rule 14c-2 promulgated under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the earliest date that the corporate Actions being taken pursuant to the written consent of the Majority Stockholders can become effective is 20 days after the first mailing or other delivery of this Information Statement. After the foregoing 20-day period, we plan to file the Amendment with the Secretary of State of the State of Delaware, which filing will result in the Reverse Split becoming effective. We recommend that you read this Information Statement in its entirety for a full description of the Actions.

No Appraisal Rights

Neither Delaware law, including the DGCL, nor our Certificate of Incorporation provide for dissenter’s rights of appraisal, and the Company will not independently provide our stockholders with any such rights, in connection with Actions discussed in this Information Statement.

Interests of Certain Persons

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year has any substantial interest, direct or indirect, in any matter discussed in this Information Statement which differs from that of other stockholders of the Company.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them, and will reimburse such persons for their reasonable charges and expenses in connection therewith.

REVERSE STOCK SPLIT

Our Board and the Majority Stockholders approved the Reverse Split, which will be effected by filing the Amendment with the Secretary of State of the State of Delaware substantially in the form set forth on Appendix A. Our Board is authorized to effect a reverse stock split of our common stock at a ratio of 1-for-173.

Our Board reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its stockholders.

Reasons to Effect a Reverse Split

On January 26, 2021, we, BTHE Acquisition Inc., a California corporation and our wholly-owned subsidiary (“Merger Sub”), and Nanomix, Inc., a California corporation (“Nanomix”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Nanomix, with Nanomix continuing as a wholly-owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). The Merger closed on June 4, 2021.

Subject to the terms and conditions of the Merger Agreement, as consideration for the Merger, Company issued to the shareholders of Nanomix 1,000,000 shares of a newly created Series C Convertible Preferred Stock of the Company (the “Series C Preferred Stock”). Upon the effectiveness of the amendment to our Certificate of Incorporation to effectuate the Reverse Split, all such shares of Series C Preferred Stock issued to Nanomix shareholders shall automatically convert into approximately 35,316,768 shares of common stock of the Company, the warrants to be assumed at closing may be exercisable into approximately 2,100,911 shares of common stock of the Company and the options and restricted stock units to be assumed at closing may be exercisable into approximately 6,070,842 shares of common stock of the Company. The shares of common stock issuable upon conversion of the Preferred Stock together with warrants, restricted stock units and options to be assumed on the closing date shall represent approximately 80% of the outstanding shares of Common Stock of the Company upon closing of the Merger.

From January 25, 2021 through January 27, 2021, we entered into (i) Exchange Agreements with the holders of the Company’s Series A Preferred Stock pursuant to which the holders exchanged all outstanding shares of Series A Preferred Stock for 75,000,000 shares of common stock and (ii) service agreements with various consultants and advisors pursuant to which it issued 963,964 shares of our series B preferred stock (the “Series B Preferred Stock”). Each outstanding share of the Series B Preferred Stock will automatically convert into 1,000 shares of common stock upon effectiveness of the amendment to our Certificate of Incorporation to effectuate the Reverse Split.

On June 25, 2021, we entered into a securities purchase agreement with accredited investors (the “Investors”) pursuant to which we issued senior secured convertible notes in an aggregate principal amount of approximately $8.4 million for an aggregate purchase price of approximately $7.9 million (collectively, the “Notes”). Immediately prior to the execution of the agreement described above, we entered into exchange agreements (the “Exchange Agreements”) with the holders of outstanding promissory notes with an aggregate principal amount, together with accrued but unpaid interest, of approximately $2.1 mil (the “Convertible Notes”). Pursuant to the Exchange Agreements, the holders of the Convertible Notes were issued, in exchange for their Convertible Notes, Notes and Warrants issued in the financing described above for an aggregate principal amount of $2.1mil. In connection with the issuance of the Notes, we issued to the Investors warrants to purchase an aggregate of approximately708.8 million shares of Common Stock (collectively, the “Warrants”).

The Notes each have a term of twenty-four months and mature on June 25, 2023, unless earlier converted or extended under certain conditions as set forth in the Note (the “Maturity Date”). On the Maturity Date, the Company shall pay to the Investors an amount in cash representing 115% of all outstanding principal amount and any other amounts which may be due under the Notes. Upon an Event of Default (as defined in the Notes), the Notes accrue interest at a rate of 14% per annum.

The Notes are convertible at any time, at the holder’s option, into shares of our common stock equal to $0.0119, subject to adjustment (the “Conversion Price”). Notwithstanding the foregoing, at any time during the continuance of any Event of Default, the Conversion Price in effect shall, at the option of the Holder, be equal to the lowest of (i) the applicable Conversion Price as in effect on the applicable conversion date, (ii) 75% of the VWAP of the common stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable conversion, (iii) 75% of the VWAP of the common stock as of the trading day of the delivery or deemed delivery of the applicable conversion and (iv) 75% of the price computed as the quotient of (I) the sum of the VWAP of the common stock for each of the three (3) trading days with the lowest VWAP of the Common Stock during the twenty (20) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) three (3) (collectively, the “Alternative Conversion Price”). The Conversion Price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion price then in effect.

At any time from and after May 1, 2022, the Investors shall have the right, in its sole discretion, to require that the Company redeem all, or any portion, of the Note by delivering written notice thereof to the Company. The portion of this Note subject to redemption shall be redeemed by the Company in cash at a price equal to 115% of the amount of the Note to be redeemed. At any time after December 25, 2021, subject to certain equity conditions, if at any time (x) the closing sale price of the Company’s common stock exceeds $0.0238 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) for thirty (30) consecutive trading days, the Company shall have the right to redeem all, but not less than all without the prior written consent of the Investors, of the amount remaining under the Notes in cash at a price equal to 115% of the amount to be redeemed.

Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price to $0.0119, subject to adjustment. The exercise price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion price then in effect.

The number of shares of our common stock to be issued upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Notes and Warrants, together with the shares currently outstanding, exceeds the number of shares currently authorized under the Certificate of Incorporation, as amended, of the Company (the “Articles of Incorporation”). Accordingly, we will effectuate the Reverse Split to increase the authorized number of shares of our common stock that are available to issue these convertible securities.

In addition, our common stock is currently quoted on the OTC Pink, one of the OTC Markets Group over-the-counter markets, which is not a national securities exchange. In connection with our financing activities, our Board intends to apply for the listing of our common stock on the NASDAQ Stock Market (“NASDAQ”) or a similar national stock exchange. One of the key requirements for initial listing on NASDAQ is that our common stock must meet certain minimum bid price requirements, which requirements our common stock currently does not meet. The Reverse Split is intended, in part, to help the Company meet the minimum bid price requirements for a potential up-listing on NASDAQ.

If our common stock is listed on NASDAQ, the liquidity of our common stock and coverage of our company by security analysts and media could be increased, which could result in higher prices for our common stock than might otherwise prevail while our common stock traded on the OTC Pink, lowered spreads between the bid and asked prices for our common stock and lower transaction costs inherent in trading such shares. Additionally, certain investors will only purchase securities that are listed on a national securities exchange. As a result, a listing on NASDAQ may increase our ability to raise funds through the issuance of our common stock or other securities convertible into our common stock in the future from a larger pool of potential investors.

Although we believe that the Reverse Split would, at least initially, allow us to meet minimum bid price requirements for initial listing on NASDAQ, the effect of the Reverse Split on the price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances is varied. As a result, there can be no assurance that:

●	the price of our common stock would rise in proportion to the reduction in the number of shares of our common stock outstanding following the Reverse Split;

●	even if the Reverse Split is initially successful in raising the price of our common stock, we would be successful in maintaining the minimum bid price of our common stock above the levels needed to achieve, and maintain, listing on NASDAQ for any extended period of time;

●	even if the price of our common stock satisfies the minimum bid price requirements for initial listing on NASDAQ, that we would be able to meet, or continue to meet, the other initial and continued listing standards for NASDAQ;

●	even if we are able to meet all initial standards for NASDAQ that we will be approved for listing; or

●	if we achieve listing of our common stock on NASDAQ, that our common stock would not be delisted by NASDAQ for failure to meet other continued listing standards in the future.

Moreover, while it is the current intent of our Board to apply for listing of our common stock on NASDAQ, there can be no assurance that the Board will not later decide that pursuing such listing is not in the best interests of the Company and its stockholders.

Additionally, even though a Reverse Split, by itself, would not impact the Company’s assets or prospects, the Reverse Split could be followed by a decrease in the aggregate market value of our common stock. The price of our common stock will also continue be based also on other factors that are unrelated to the number of shares outstanding, including our future performance.

Our Board believes that a higher share price for our common stock could also help generate investor interest in the Company. At its currently low price, our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients, and analysts at many such firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Many investment funds may also be reluctant to invest in lower priced stocks and some potential investors may be prohibited from investing “penny stocks” (as discussed in more detail below). Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Furthermore, various regulations and policies restrict the ability of stockholders to borrow against or “margin” low-priced stock and declines in the stock price below certain levels may trigger unexpected margin calls.

Notwithstanding the foregoing, the liquidity of our common stock may be adversely affected by the Reverse Split as a result of fewer shares of common stock being outstanding after giving effect to the Reverse Split. However, the Board believes that the anticipated higher bid price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Our common stock is also currently deemed to be a “penny stock” (as defined in Rule 3a51-1 under the Exchange Act) and subject to the penny stock rules of the Exchange Act specified in rules 15g-1 through 15g-100. Such rules require broker-dealers, before effecting transaction in a penny stock, to meet certain additional disclosure requirements to their customers. The additional burdens imposed upon broker-dealers by such requirements can discourage broker-dealers from making a market, seeking or generating interest in our common stock and otherwise effecting transaction in our common stock, which can limit the market liquidity of our common stock and the ability of investors to trade our common stock.

Moreover, The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may also limit which the market liquidity of our common stock and the ability of investors to trade our common stock.

If we are able to increase the price of our common stock through implementation of the Reverse Split (and, subsequently, achieve listing of our common stock on NASDAQ), our common stock may no longer be deemed a penny stock, or be considered speculatively low priced for purposes of FINRA Rules, and the burdens and limitations described above may be lifted.

Potential Effects of the Proposed Reverse Split

General

Upon effectiveness of the Reverse Split, our outstanding common stock will be combined, such that every 173 shares of existing common stock will be combined into one new share of common stock. As of the date of this Information Statement, the Company had 765,226,373 shares of our common stock outstanding, against a total of 2,000,000,000 authorized shares. As a result, the Reverse Split, will decrease the Company’s issued and outstanding shares of common stock to approximately 5.3 million shares (without giving effect to the treatment of fractional shares).

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the Company’s issued and outstanding common stock immediately following the Reverse Split as such stockholder holds immediately prior to the Reverse Split. The Reverse Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power (subject to the treatment of fractional shares). The Amendment will also not change the terms of our common stock, which will continue to have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock currently outstanding. Our common stock will also remain duly authorized, fully paid and non-assessable.

Impact on Shares of Common Stock Available for Future Issuance

Currently, we are authorized to issue up to 2,000,000,000 shares of common stock, of which 916,914,554 shares were issued and outstanding as of the date of the mailing of this Information Statement. In connection with the Reverse Split, our Board has determined to keep the total number of authorized shares of common stock the same under our Certificate of Incorporation after giving effect to the Reverse Split. As a result, we will have the ability to issue a greater percentage of our common stock in relation to our outstanding shares after the Reverse Split than we currently have.

The additional shares of common stock authorized for issuance would have the same rights and privileges under our Certificate of Incorporation as the shares of common stock currently authorized for issuance. Holders of the Company’s common stock do not have preemptive rights to subscribe for and purchase any new or additional issues of common stock or securities convertible into common stock.

Our Board believes that the availability of additional authorized shares of common stock is in the best interests of the Company and its stockholders and will provide us with additional flexibility, including having shares available for issuance for such corporate purposes as the Board may determine in its discretion, including, without limitation:

●	exercise or conversion of securities convertible into, or exercisable for, shares of common stock (including the outstanding preferred stock, convertible notes and debentures, warrants, options and other convertible securities);

●	future acquisitions;

●	investment opportunities;

●	stock dividends or other distributions;

●	issuance in connection with compensation arrangements, including pursuant to future equity compensation plans; and

●	future financings and other corporate purposes.

Although the Company is actively discussing financing alternatives which may result in the issuance of additional shares of common stock, the Company has no such plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available authorized shares of common stock (except shares of common stock that may be issued upon conversion or exercise of outstanding preferred stock, convertible notes and debentures, warrants, options and other convertible securities).

No further stockholder approval is required to issue any additional shares of common stock. Any issuance of additional shares of common stock could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Anti-Takeover Effects

Although not designed or intended for such purposes, the overall effect of keeping the number of our authorized shares of common stock the same under our Certificate of Incorporation after giving effect to the Reverse Split could be to enable our Board to render more difficult or discourage an attempt to obtain control of the Company that may be favored by a majority of stockholders and/or that may provide an above market premium to our stockholders, since the additional shares could be issued to purchasers who support our Board and are opposed to a takeover.

Our Board’s determination to keep the number of our authorized shares of common stock the same under our Certificate of Incorporation after giving effect to the Reverse Split is not prompted by any specific effort or perceived threat of takeover. We are not currently aware of any pending or proposed transaction involving a change of control. Nor is the change in authorized shares of common stock a plan by the Board or management to adopt a series of amendments to the Company’s certificate of incorporation or Bylaws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Potential Odd Lots

The Reverse Split could result in some stockholders holding less than 100 shares of common stock and as a consequence may incur greater costs associated with selling such shares. Brokerage commissions and other costs of transaction in odd lots may be higher, particularly on a per-share basis than the cost of transaction in even multiples of 100 shares.

Accounting Matters

The Reverse Split would not affect the par value of our common stock, which will remain $0.001 per share of common stock. As a result, upon effectiveness of the Reverse Split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the fractions by which the number of shares of common stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

No Going Private Transactions

The Reverse Split is not intended as a “going private transactions” within the meaning of Rule 13e-3 under the Exchange Act.

Effect on Preferred Stock

Upon the effectiveness of the Reverse Split, the Series B Preferred Stock and Series C Preferred Stock shall automatically convert into shares of common stock as described above.

Effect on Options and Warrants

Upon effectiveness of the Reverse Split, all outstanding options and warrants will be adjusted to reflect the Reverse Split and any grants made under the 2021 Omnibus Equity Incentive Plan will be able to be exercised. The number of shares of common stock that the holders of outstanding options and warrants may purchase upon exercise of their options and warrants may decrease, and the exercise prices of such options and warrants will increase, in proportion to the fractions by which the number of shares of common stock underlying such options and warrants are reduced as a result of the Reverse Split, resulting in the same aggregate price being required to be paid as would have been paid immediately preceding the Reverse Split.

Registration and Trading of our Common Stock

Our common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of our common stock under the Exchange Act or our obligation to publicly file financial and other information with the Securities and Exchange Commission (the “SEC”). Our common stock will begin trading on a post-split basis after the Effective Time. We will announce the Effective Time and timing for post-split trading to commence in a press release at the time of implementation. In connection with the Reverse Split, the Company’s CUSIP number (which is an identifier used by participants in the securities industry to identify our common stock) will change to a number that will also be announced in such press release.

Effectiveness of Amendment

The Reverse Split will be effective upon filing of the Amendment with the Secretary of State of the State of Delaware or such other time as specified in such Amendment (the “Effective Time”) without any Actions on the part of our stockholders and without regard to the date that any stock certificates representing the stock prior to the Reverse Split are physically surrendered. For the avoidance of doubt, the Amendment will not be filed with the Secretary of State of the State of Delaware on a date that is earlier than 20 days after this Information Statement is first mailed to our stockholders. The Amendment will be in substantially the form attached to this Information Statement as Appendix A.

Exchange of Book-Entry Shares

Upon effectiveness of the Reverse Split, stockholders whose shares are uncertificated and held in “street name” with a broker or other nominee, either as direct or beneficial owners, will have their holdings automatically exchanged by their brokers to give effect to the Reverse Split. In addition, stockholders whose shares are held in book-entry form on the books of our transfer agent, Worldwide Stock Transfer LLC, will have their holdings automatically exchanged by Worldwide Stock Transfer LLC to give effect to the Reverse Split. Worldwide Stock Transfer LLC will issue new statements of holdings following such exchange upon request.

Shares held in Certificate Form

Once we implement the Reverse Split, the share certificates representing the shares of Common Stock will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Split, but this in no way will affect the validity of your current share certificates. The Reverse Split will occur without any further action on the part of our shareholders. After the Effective Date each share certificate representing the shares prior to the Reverse Split will be deemed to represent the number of shares shown on the certificate, divided by 173. Certificates representing the shares after the Reverse Split will be issued in due course as share certificates representing shares prior to the Reverse Split are tendered for exchange or transfer to our transfer agent. We request that shareholders do not send in any of their stock certificates at this time. As applicable, new share certificates evidencing new shares following the Reverse Split that are issued in exchange for share certificates issued prior to the Reverse Split representing old shares that are restricted shares will contain the same restrictive legend as on the old certificates.

Fractional Shares

Stockholders will not receive fractional post-Reverse Split shares in connection with the Reverse Split. Instead, all shares will be rounded up to the next whole share.

Federal Income Tax Consequences of the Reverse Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Split to the holders of our common stock and/or preferred stock and does not describe all of the income tax consequences that may be relevant to U.S. Holders (as defined herein) in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences. This discussion applies only to holders of common stock and/or preferred stock who hold such common stock and/or preferred stock as capital assets for U.S. federal income tax purposes.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations each as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion is for general information purposes only and the tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment, including without limitation, holders who are brokers or dealers in securities, regulated investment companies, real estate investment trusts, traders in securities that use a mark-to-market method of tax accounting, persons other than U.S. Holders, U.S. Holders whose functional currency is not the U.S. dollar, insurance companies, tax-exempt or governmental organizations, banks, financial institutions, U.S. Holders that hold our stock through a non-U.S. entity or non-U.S. account, or through an individual retirement or other tax-deferred account, U.S. holders who hold stock as part of a hedge, straddle, wash sale, conversion or constructive sale, or other integrated transactions, U.S. Holders that use the accrual method of accounting that are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements, U.S. expatriates (as defined in the Code), S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes or a person that holds our stock through such entities, or U.S. Holders who acquired the common stock and/or preferred stock pursuant to the exercise of compensatory stock options or otherwise as compensation.

The following discussion also does not address the tax consequences of the Reverse Split under foreign, state or local tax laws, or under any U.S. federal tax laws relating to taxes other than U.S. federal income taxes (such as estate and gift taxes). Accordingly, each stockholder should consult his or her tax advisor to determine the particular tax consequences to him or her of a reverse stock split, including the application and effect of U.S. federal, state, local and/or foreign income tax and other laws.

This disclosure applies to you if you are a U.S. Holder. You are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of our common stock or Preferred Stock that is:

●	a citizen or individual resident of the United States, as defined for U.S. federal income tax purposes;

●	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (ii) it has a valid election in place under applicable Treasury regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisor as to its tax consequences of the Reverse Split.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Each beneficial owner of our common stock or Preferred Stock is urged to consult its own tax advisor with respect to the application of U.S. federal income tax laws to its particular situation, as well as any tax consequences arising under the U.S. federal estate or gift tax laws or the Medicare tax on net investment income, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Generally, a reverse stock split will not result in the recognition of gain or loss by a U.S. Holder of shares of our common stock for U.S. federal income tax purposes. The aggregate adjusted basis of the new shares of common stock will be the same as the aggregate adjusted basis of the common stock exchanged for such new shares. The holding period of the post-Reverse Split shares of the common stock resulting from implementation of the Reverse Split generally will include the stockholder’s respective holding periods for the pre-Reverse Split shares of common stock.

The tax discussion set forth above is included for general information only. U.S. Holders should consult with their own tax advisors to determine their particular tax consequences with respect to the Offers, including the applicability and effect of state, local and non-U.S. tax laws.

2021 OMNIBUS EQUITY INCENTIVE PLAN

Introduction

On January 25, 2021, our board of directors adopted our 2021 Omnibus Equity Incentive Plan (the “2021 Plan”). The 2021 Plan became effective on the date that it was approved by our stockholders (the “Effective Date”).

Under the 2021 Plan, 951,150,000 shares of Company common stock are initially available for grant.

Our administrator may grant incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards to participants to acquire shares of Company common stock under the 2021 Plan. It is anticipated that the Plan will be administered by our Board of Directors or the Compensation Committee. The following table sets forth, as of October 1, 2021, the approximate number of each class of participants eligible to participate in the 2021 Stock Incentive Plan and the basis of such participation.

Class and Basis of Participation	Approximate Number of Class
Employees	25
Directors(1)	4
Consultants	5

(1)	One of the four directors is an employee of the Company.

Rationale for Adoption of the 2021 Plan

Grants of options, stock appreciation rights, restricted shares of common stock, restricted stock units, and other stock-based awards to our employees, directors, and independent contractors are an important part of our long-term incentive compensation program, which we use in order to strengthen the commitment of such individuals to us, motivate them to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated individuals whose efforts are expected to result in our long-term growth and profitability.

The number of shares proposed to be available for grant under the 2021 Plan is designed to enable the Company to properly incentivize its employees and management teams over a number of years on a going-forward basis.

Shares Available; Certain Limitations. The maximum number of shares of common stock reserved and available for issuance under the 2021 Plan will be equal to 951,150,000 shares of common stock provided that shares of common stock issued under the 2021 Plan with respect to an Exempt Award will not count against the share limit. We use the term “Exempt Award” to mean (i) an award granted in the assumption of, or in substitution for, outstanding awards previously granted by another business entity acquired by us or any of our subsidiaries or with which we or any of our subsidiaries merge, or (ii) an award that a participant purchases at fair market value.

New shares reserved for issuance under the 2021 Plan may be authorized but unissued shares of Company’s common stock or shares of Company’s common stock that will have been or may be reacquired by us in the open market, in private transaction or otherwise. If any shares of Company’s common stock subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of Company common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the Plan except that any shares of Company common stock surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award will not again be available for awards under the Plan. If an award is denominated in shares of Company’s common stock, but settled in cash, the number of shares of common stock previously subject to the award will again be available for grants under the 2021 Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of common stock available for grant under the 2021 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares of Company’s common stock will no longer be available for grant under the 2021 Plan.

The stock reserved under the 2021 Plan will provide us with the platform needed for our continued growth, while managing program costs and share utilization levels within acceptable industry standards.

Description of 2021 Plan

The following is a summary of the material features of the 2021 Plan. This summary is qualified in its entirety by the full text of the 2021 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Types of Awards. The 2021 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards. Items described above in the Section called “Shares Available” are incorporated herein by reference.

Administration. The 2021 Plan will be administered by our board of directors, or if our board of directors does not administer the 2021 Plan, a committee or subcommittee of our board of directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (each of our board of directors or such committee or subcommittee, the “plan administrator”). The plan administrator may interpret the 2021 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2021 Plan.

The 2021 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs may be granted under the 2021 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2021 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder; provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options. Incentive stock options and non-statutory stock options may be granted under the 2021 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Internal Revenue Code. A non-statutory stock option under the 2021 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424(e) of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent stockholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the administrator in its sole discretion, (i) through any cashless exercise procedure approved by the administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a stockholder with respect to the shares of Common Stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights. SARs may be granted either alone (a “free-standing SAR”) or in conjunction with all or part of any option granted under the 2021 Plan (a “tandem SAR”). A free-standing SAR will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the free-standing SAR (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A tandem SAR will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a free-standing SAR may not exceed ten years from the date of grant. The exercise period of a tandem SAR will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Stock-Based Awards. The administrator may grant other stock-based awards under the 2021 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the administrator, be evidenced in uncertificated form or by a book entry record in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2021 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2021 Plan, (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2021 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control. The 2021 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, if a “change in control” (as defined below) occurs and a participant is employed by us or any of our affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2021 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2021 Plan, a “change in control” means, in summary, the first to occur of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our board of directors; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our board of directors immediately prior to the merger or consolidation continuing to represent at least a majority of the board of directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of our voting securities representing more than 50% of our combined voting power; or (iv) stockholder approval of a plan of our complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of us immediately prior to such sale or (B) a sale or disposition to an entity controlled by our board of directors. However, a change in control will not be deemed to have occurred as a result of any transactions or series of integrated transaction following which our stockholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2021 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2021 Plan

The 2021 Plan provides our board of directors with authority to amend, alter or terminate the 2021 Plan, but no such actions may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Stockholder approval of any such Actions will be obtained if required to comply with applicable law. The 2021 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback

If we are required to prepare a financial restatement due to material non-compliance with any financial reporting requirement, then the plan administrator may require any Section 16 officer to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 16 officer during the preceding three years that the plan administrator determines was in excess of the amount that such Section 16 officer would have received had such cash or equity incentive compensation been calculated based on the financial results reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 16 officer (which need not be the same amount or proportion for each Section 16 officer). The amount and form of the incentive compensation to be recouped shall be determined by the administrator in its sole and absolute discretion.

US Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2021 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Non-Qualified Stock Options. A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares of common stock acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options. In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are purchased by a participant, or option shares, pursuant to the exercise of an ISO granted under the 2021 Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant, such disposition a disqualifying disposition, then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a nonqualified stock option as discussed above. In general, we will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.

Stock Appreciation Rights. A participant who is granted an SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of an SAR will be the fair market value of the shares of common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock. A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of common stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares of common stock before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Code. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such stock is subject to restrictions or transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of common stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units. In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares of common stock, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards. With respect to other stock-based awards, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

New Plan Benefits

Future grants under the 2021 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2021 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2021 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock and preferred stock (a) by each person known by us to own beneficially 5% or more of any class of our voting securities, (b) by each of our executive Officers, (c) by each of our directors and (d) by all our current executive officers and directors as a group.

Shares of common stock subject to stock options, preferred stock, convertible notes and debentures and warrants that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed to be outstanding for purposes of computing the percentage ownership of that person but are not treated as outstanding for computing the percentage ownership of any other person. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Except as otherwise indicated, the address of each stockholder is c/o Boston Therapeutics, Inc. at 5900 Hollis Street, Emeryville, CA 95608.

Ownership Prior to the Merger

The following table sets forth certain information regarding beneficial ownership of our common stock and preferred stock as of June 4, 2021, the date of our merger with Nanomix, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each director and each of our Named Executive Officers and (iii) all executive officers and directors as a group.

The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner(1)	Common Stock Beneficial Ownership	Percent of Class(2)
Conroy Chi-Heng Cheng	-0-	—
All executive officers and directors as a group (1 person)	-0-	—

Other 5% Stockholders:
CJY Holdings Limited	656,425,470	71.6%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each person listed is in care of Boston Therapeutics, Inc., 5900 Hollis Street, Emeryville, CA 95608.

(2)	The number and percentage of shares beneficially owned are determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of common stock that the individual has the right to acquire within 60 days of June 9, 2021, through the exercise of any stock option or other right. As of June 9, 2021, 916,914,554 shares of the Company’s common stock were outstanding.

The Series B Preferred Stock, effective January 1, 2022, votes on an as converted basis.

Ownership After the Merger

The following table sets forth certain information regarding beneficial ownership of our common stock and preferred stock as of October 1, 2021, after the Transaction was consummated on such date by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each director and each of our Named Executive Officers and (iii) all executive officers and directors as a group.

The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner(1)	Common Stock Beneficial Ownership(2)	Percent of Class(2)	Shares of Series C Preferred Stock Beneficially Owned	Percentage of Class Outstanding
David Ludvigson(3)	366,463,119	4.57%	11,899	1.2%
Garrett Gruener(4)	4,535,986,220	48.23%	704,447	70.44%
Jerry Fidler(5)	453,402,991	4.82%	67,509	6.8%
Greg Schiffman(6)	40,076,262	*	1,013	*

Other 5% Stockholders:
CJY Holdings Limited(7)	656,425,470	71.60%	--	--

*	Less than 1%.

(1)

The number and percentage of shares beneficially owned are determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of common stock that the individual has the right to acquire within 60 days of June 9, 2021, through the exercise of any stock option or other right. As of October 1, 2021, 916,914,554 shares of the Company’s common stock were outstanding.

(2)	Each share of Series C Preferred Stock votes on an as converted basis and each share of Series B Preferred Stock, effective January 1, 2022, votes on an as converted basis.

(3)	Includes 58,316,292 shares of common stock issuable upon conversion of Series C Preferred Stock, 5,332,425 shares of common stock issuable upon exercise of the warrants assumed by the Company as a result of the Merger and 366,463,119 shares of common stock subject to Restricted Stock Units (“RSU”). The shares underlying the warrants and the RSU may not be exercised until the implementation of a reverse stock split.

(4)	Includes 4,253,121,399 shares of common stock issuable upon conversion of Series C Preferred Stock, 167,566,202 shares of common stock issuable upon exercise of the warrants assumed by the Company as a result of the Merger and 15,298,619 shares of common stock subject to RSUs. The shares underlying the warrants and the RSU may not be exercised until the implementation of a reverse stock split.

(5)	Includes 9,179,171 shares of common stock subject to options and the following shares held by Zygote Ventures LLC: 412,940,255 shares of common stock issuable upon conversion of Series C Preferred Stock and 31,283,565 shares of common stock issuable upon exercise of the warrants assumed by the Company as a result of the Merger. The shares underlying the warrants and the options may not be exercised until the implementation of a reverse stock split.

(6)	Includes 40,076,262 shares of common stock subject to RSUs. The shares underlying the RSU may not be exercised until the implementation of a reverse stock split.

(7)	The percentage of the class for CJY Holdings Limited is based on 916,914,554 shares of the Company’s common stock outstanding as of September 1, 2021 and does not assume the conversion of the Series B Preferred Stock and the Series C Preferred Stock or the conversion of the outstanding RSUs or options.

The Series C Preferred Stock votes on an as converted basis and the Series B Preferred Stock, effective January 1, 2022, votes on an as converted basis.

ADDITIONAL INFORMATION

Householding Matters

If you and one or more stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 5900 Hollis Street, Emeryville, CA 95608, or call the Company at (603) 935-9799, and the Company will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

Available Information

Please read all the sections of this Information Statement carefully. The Company is subject to the reporting and informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC’s EDGAR reporting system can also be accessed directly at www.sec.gov.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements as such term is defined by the U.S. Securities and Exchange Commission in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the Securities and Exchange Commission.

By Order of the Board of Directors,

/s/ David Ludvigson
David Ludvigson Chairman and Chief Executive Officer October 20, 2021

Appendix A

Form of Certificate of Amendment

CERTIFICATE OF AMENDMENT
to
CERTIFICATE OF INCORPORATION
of
BOSTON THERAPEUTICS, INC.

BOSTON THERAPEUTICS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Boston Therapeutics, Inc. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 24, 2009 (as amended, the “Certificate of Incorporation”).

SECOND: ARTICLE FOURTH of the Corporation’s Certificate of Incorporation shall be amended by inserting the following paragraph at the end of such ARTICLE which shall read as follows:

“Upon the filing and effectiveness of this Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”) every 173 shares (including shares held in treasury) of Common Stock of the Corporation (the “Old Common Stock”) shall be automatically reclassified, combined and converted into one shares of Common Stock (the “New Common Stock”). This stock split of the outstanding shares of Common Stock shall not affect the total number of shares of Common Stock that the Corporation is authorized to issue, which shall remain as set forth in the first sentence of this ARTICLE FOURTH. The reverse stock split of the Old Common Stock effected by the foregoing paragraph shall be referred to herein as the “Reverse Split.” The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of Old Common Stock or New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Split. Stockholders who otherwise would have been entitled to receive any fractional interests in the New Common Stock, in lieu of receipt of such fractional interest, shall not be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such Reverse Stock Split and shall instead be rounded up to the nearest whole share. Except where the context otherwise requires, all references to “Common Stock” in this Certificate of Incorporation shall be to the New Common Stock. The Reverse Split will be effected on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis. Certificates or book-entries dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock shall, immediately after the Effective Time, represent a number of shares equal to the same number of shares of New Common Stock as is reflected on the face of such certificates or book entries, divided by 173 and rounded up to the nearest whole number. The Corporation may, but shall not be obliged to, issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

 THIRD: This amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: All other provision of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the ___ day of  ____, 2021.

BOSTON THERAPEUTICS, INC.

By:
Name:	David Ludvigson
Title:	Chief Executive Officer

A-1

Appendix B

BOSTON THERAPEUTICS INC.
2021 OMNIBUS EQUITY INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of the Plan is the Boston Therapeutics Inc. 2021 Omnibus Equity Incentive Plan. The purposes of the Plan are to (i) provide an additional incentive to selected employees, directors and independent contractors of the Company or its Affiliates whose contributions are essential to the growth and success of the Company, (ii) strengthen the commitment of such individuals to the Company and its Affiliates, (iii) motivate those individuals to faithfully and diligently perform their responsibilities and (iv) attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish these purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or any combination of the foregoing. The exercise or issuance of any grants under the 2021 Omnibus Equity Incentive Plan shall be subject to the Company initiating a reverse stock split of 1:173 as set forth in that certain Written Consent of the Majority Stockholders dated January 25, 2021.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified as of any date of determination.

(c) “Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, including the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time.

(d) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted under the Plan.

(e) “Award Agreement” means any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

(f) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.

(i) “Cause” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” then “Cause” means (i) the conviction, guilty plea or plea of “no contest” by the Participant to any felony or a crime involving moral turpitude or the Participant’s commission of any other act or omission involving dishonesty or fraud, (ii) the substantial and repeated failure of the Participant to perform duties of the office held by the Participant, (iii) the Participant’s gross negligence, willful misconduct or breach of fiduciary duty with respect to the Company or any of its Subsidiaries or Affiliates, (iv) any breach by the Participant of any restrictive covenants to which the Participant is subject, and/or (v) the Participant’s engagement in any conduct which is or can reasonably be expected to be materially detrimental or injurious to the business or reputation of the Company or its Affiliates. Any voluntary termination of employment or service by the Participant in anticipation of an involuntary termination of the Participant’s employment or service, as applicable, for Cause shall be deemed to be a termination for Cause.

(j) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(k) “Change in Control” means the first occurrence of an event set forth in any one of the following paragraphs following the Effective Date:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person which were acquired directly from the Company or any Affiliate thereof) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

(2) the date on which individuals who constitute the Board as of the Effective Date and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the number of directors serving on the Board; or

(3) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to any Award that constitutes deferred compensation under Section 409A of the Code only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. For purposes of this definition of Change in Control, the term “Person” shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(l) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(m) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded.

(n) “Common Stock” means the common stock of the Company, par value $0.001 per share.

(o) “Company” means Boston Therapeutics, Inc., a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(p) “Disability” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Disability,” then “Disability” means that a Participant, as determined by the Administrator in its sole discretion, (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(q) “Effective Date” has the meaning set forth in Section 17 hereof.

(r) “Eligible Recipient” means an employee, director or independent contractor of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director or independent contractor of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(t) “Exempt Award” shall mean the following:

(1) An Award granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines by merger or otherwise. The terms and conditions of any such Awards may vary from the terms and conditions set forth in the Plan to the extent the Administrator at the time of grant may deem appropriate, subject to Applicable Laws.

(2) An award that an Eligible Recipient purchases at Fair Market Value (including awards that an Eligible Recipient elects to receive in lieu of fully vested compensation that is otherwise due) whether or not the Shares are delivered immediately or on a deferred basis.

(u) “Exercise Price” means, (i) with respect to any Option, the per share price at which a holder of such Option may purchase Shares issuable upon exercise of such Award, and (ii) with respect to a Stock Appreciation Right, the base price per share of such Stock Appreciation Right.

(v) “Fair Market Value” of a share of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, that, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

(w) “Free Standing Rights” has the meaning set forth in Section 8.

(x) “Good Reason” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Good Reason,” “Good Reason” and any provision of this Plan that refers to “Good Reason” shall not be applicable to such Participant.

(y) “Incentive Compensation” means annual cash bonus and any Award.

(z) “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(aa) “Nonqualified Stock Option” shall mean an Option that is not designated as an ISO.

(bb) “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

(cc) “Other Stock-Based Award” means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares, dividend equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued provision of service or employment or other terms or conditions as permitted under the Plan.

(dd) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(ee) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(ff) “Plan” means this 2021 Omnibus Equity Incentive Plan.

(gg) “Related Rights” has the meaning set forth in Section 8.

(hh) “Restricted Period” has the meaning set forth in Section 9.

(ii) “Restricted Stock” means a Share granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period (or periods) of time and/or upon attainment of specified performance objectives.

(jj) “Restricted Stock Unit” means the right granted pursuant to Section 9 hereof to receive a Share at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.

(kk) “Rule 16b-3” has the meaning set forth in Section 3.

(ll) “Section 16 Officer” means any officer of the Company whom the Board has determined is subject to the reporting requirements of Section 16 of the Exchange Act, whether or not such individual is a Section 16 Officer at the time the determination to recoup compensation is made.

(mm) “Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(nn) “Stock Appreciation Right” means a right granted pursuant to Section 8 hereof to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(oo) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

(pp) “Transfer” has the meaning set forth in Section 15.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator and shall be administered, to the extent applicable, in accordance with Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3) to determine the number of Shares to be covered by each Award granted hereunder;

(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Stock or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Stock or Restricted Stock Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and each Stock Appreciation Right or the purchase price of any other Award, (iv) the vesting schedule and terms applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable) any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the payment schedules of such Awards and/or, to the extent specifically permitted under the Plan, accelerating the vesting schedules of such Awards);

(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6) to determine the Fair Market Value in accordance with the terms of the Plan;

(7) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s service or employment for purposes of Awards granted under the Plan;

(8) to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(9) to construe and interpret the terms and provisions of, and supply or correct omissions in, the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and

(10) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-United States laws or for qualifying for favorable tax treatment under applicable non-United States laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan.

(c) Subject to Section 5, neither the Board nor the Committee shall have the authority to (i) reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s stockholders; or (ii) accelerate the vesting of any Awards (except pursuant to Section 11).

(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants.

(e) The expenses of administering the Plan shall be borne by the Company and its Affiliates.

(f) If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Articles of Incorporation or Bylaws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

Section 4. Shares Reserved for Issuance Under the Plan.

(a) Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to 951,150,000 shares; provided, that, shares of Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit.

(b) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If an Award entitles the Participant to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for granting Awards under the Plan. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the Exercise Price of an Award (including Shares otherwise underlying a Stock Appreciation Right that are retained by the Company to account for the Exercise Price of such Stock Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan. In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of Shares shall no longer be available for grant under the Plan.

(c) No more than [____] Shares shall be issued pursuant to the exercise of ISOs.

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the Plan pursuant to Section 4, (ii) the kind, number of securities subject to, and the Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares or other securities or the amount of cash or amount or type of other property subject to outstanding Restricted Stock, Restricted Stock Units or Other Stock-Based Awards granted under the Plan; and/or (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any; provided, however, that if the Exercise Price or purchase price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements. Except to the extent determined by the Administrator, any adjustments to ISOs under this Section 5 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants in the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7. Options.

(a) General. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, subject to Section 4(d) of the Plan, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by Applicable Laws or (iv) any combination of the foregoing.

(f) ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company.

(1) ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(2) $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(3) Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(g) Rights as Stockholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares and has satisfied the requirements of Section 15 hereof.

(h) Termination of Employment or Service. Treatment of an Option upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(i) Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Section 8. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made. Each Participant who is granted a Stock Appreciation Right shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded, the Exercise Price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Awards; Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 15 hereof.

(c) Exercise Price. The Exercise Price of Shares purchasable under a Stock Appreciation Right shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(d) Exercisability.

(1) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

(e) Payment Upon Exercise.

(1) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(f) Termination of Employment or Service. Treatment of a Stock Appreciation Right upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(g) Term.

(1) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(h) Other Change in Employment or Service Status. Stock Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment or service status of a Participant, in the discretion of the Administrator.

Section 9. Restricted Stock and Restricted Stock Units.

(a) General. Restricted Stock or Restricted Stock Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made. Each Participant who is granted Restricted Stock or Restricted Stock Units shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time restrictions, performance goals or other conditions that apply to Transferability, delivery or vesting of such Awards (the “Restricted Period”); and all other conditions applicable to the Restricted Stock and Restricted Stock Units. If the restrictions, performance goals or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant. The provisions of the Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

(b) Awards and Certificates. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an Award of Restricted Stock may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such Award. The Company may require that the share certificates, if any, evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award. Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in such Restricted Stock Award. With respect to Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the shares of Common Stock underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Common Stock underlying the Restricted Stock Units Award. Notwithstanding anything in the Plan to the contrary, any Restricted Stock or Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period, and whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form. Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares, or cash, as applicable, shall promptly be issued (either in certificated or uncertificated form) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code.

(c) Restrictions and Conditions. The Restricted Stock or Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance goals, the Participant’s termination of employment or service with the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 11 hereof.

(2) Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to an Award, shall only become payable if (and to the extent) the underlying Restricted Stock vests. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to Shares subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Stock Units shall, unless otherwise set forth in an Award Agreement, be paid to the Participant at the time (and to the extent) Shares in respect of the related Restricted Stock Units are delivered to the Participant. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock or Restricted Stock Units, except as the Administrator, in its sole discretion, shall otherwise determine.

(3) The rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment or service as a director or independent contractor to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d) Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

Section 10. Other Stock-Based Awards.

Other Stock-Based Awards may be issued under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted. Each Participant who is granted an Other Stock-Based Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of shares of Common Stock to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards. In the event that the Administrator grants a bonus in the form of Shares, the Shares constituting such bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such bonus is payable. Notwithstanding anything set forth in the Plan to the contrary, any dividend or dividend equivalent Award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying Award.

Section 11. Change in Control.

Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that (a) a Change in Control occurs, and (b) the Participant is employed by the Company or any of its Affiliates immediately prior to the consummation of such Change in Control then upon the consummation of such Change in Control, the Administrator, in its sole and absolute discretion, may:

(a) provide that any unvested or unexercisable portion of any Award carrying a right to exercise become fully vested and exercisable; and

(b) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan to lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at target performance levels.

If the Administrator determines in its discretion pursuant to Section 3(b)(4) hereof to accelerate the vesting of Options and/or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Stock Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.

Section 12. Amendment and Termination.

The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. The Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Common Stock is traded or other Applicable Law. Subject to Section 3(c), the Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall materially impair the rights of any Participant without his or her consent.

Section 13. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 14. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of an amount up to the maximum statutory tax rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by Applicable Laws, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by Applicable Laws, to satisfy its withholding obligation with respect to any Award.

Section 15. Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or a Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

Section 16. Continued Employment or Service.

Neither the adoption of the Plan nor the grant of an Award shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 17. Effective Date.

The Plan was approved by the Board on January 25, 2021 and shall be adopted and become effective on the date that it is approved by the Company’s stockholders (the “Effective Date”).

Section 18. Electronic Signature.

Participant’s electronic signature of an Award Agreement shall have the same validity and effect as a signature affixed by hand.

Section 19. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 20. Securities Matters and Regulations.

(a) Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b) Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 21. Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 22. Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 23. No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 24. Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 25. Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 26. Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 27. Clawback.

(a) If the Company is required to prepare a financial restatement due to the material non-compliance of the Company with any financial reporting requirement, then the Committee may require any Section 16 Officer to repay or forfeit to the Company, and each Section 16 Officer agrees to so repay or forfeit, that part of the Incentive Compensation received by that Section 16 Officer during the three-year period preceding the publication of the restated financial statement that the Committee determines was in excess of the amount that such Section 16 Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statement. The Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much Incentive Compensation to recoup from each Section 16 Officer (which need not be the same amount or proportion for each Section 16 Officer), including any determination by the Committee that a Section 16 Officer engaged in fraud, willful misconduct or committed grossly negligent acts or omissions which materially contributed to the events that led to the financial restatement. The amount and form of the Incentive Compensation to be recouped shall be determined by the Committee in its sole and absolute discretion, and recoupment of Incentive Compensation may be made, in the Committee’s sole and absolute discretion, through the cancellation of vested or unvested Awards, cash repayment or both.

(b) Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any Applicable Laws, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such Applicable Law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 28. Governing Law.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Section 29. Indemnification.

To the extent allowable pursuant to applicable law, each member of the Board and the Administrator and any officer or other employee to whom authority to administer any component of the Plan is designated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 30. Titles and Headings, References to Sections of the Code or Exchange Act.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

Section 31. Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 32. Relationship to other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.